Exhibit 99.1

CONTACT:	Hilary Ginsberg
Investor Relations
(212) 822-0767

APOLLO COMMERCIAL REAL ESTATE FINANCE, INC. REPORTS

SECOND QUARTER 2017 FINANCIAL RESULTS

New York, NY, August 1, 2017 – Apollo Commercial Real Estate Finance, Inc. (the “Company” or “ARI”) (NYSE:ARI) today reported financial results for the quarter and six months ended June 30, 2017.

Second Quarter 2017 Highlights

•	Reported net income available to common stockholders of $26.9 million, or $0.28 per diluted share of common stock, for the three months ended June 30, 2017, as compared to net income available to common stockholders of $4.5 million, or $0.06 per diluted share of common stock, for the three months ended June 30, 2016;

•	Reported Operating Earnings (a non-GAAP financial measure defined below) of $44.6 million, or $0.46 per diluted share of common stock, for the three months ended June 30, 2017, as compared to Operating Earnings of $33.4 million, or $0.49 per diluted share of common stock, for the three months ended June 30, 2016;

•	Generated $62.2 million of net interest income during the quarter from the Company’s $3.6 billion commercial real estate debt portfolio, which had a fully-levered weighted average underwritten internal rate of return (“IRR”)(1) of approximately 13.3% at June 30, 2017;

•	Committed $107.9 million to new commercial real estate debt investments and funded an additional $29.4 million for loans closed prior to the quarter for the three months ended June 30, 2017; for the six months ended June 30, 2017, committed $558 million to new commercial real estate debt investments and funded a total of $145 million for loans closed prior to the period, for total capital commitment and deployment of approximately $703 million;

•	Subsequent to quarter end, committed $162.5 million and £60.0 million to new commercial real estate debt investments and funded an additional $2.9 million for loans closed prior to the quarter;

•	Completed an underwritten public offering of 13.8 million shares of common stock, including the full exercise of the underwriters’ option to purchase additional shares, raising net proceeds of approximately $249.0 million; and

•	Declared a $0.46 dividend per share of common stock for the three months ended June 30, 2017.

“ARI has committed to over $800 million of commercial real estate debt investments year to date,” said Stuart Rothstein, Chief Executive Officer and President of ARI. “In recognition of the Company’s strong investment pipeline, coupled with favorable market conditions, ARI completed an accretive offering of shares of common stock during the quarter, raising net proceeds of approximately $249 million. We remain very confident in our ability to identify and deploy capital into commercial real estate debt investments with attractive, risk-adjusted returns.”

Second Quarter 2017 Operating Results

The Company reported net income available to common stockholders for the three months ended June 30, 2017 of $26.9 million, or $0.28 per diluted share of common stock, as compared to net income available to common stockholders of $4.5 million, or $0.06 per diluted share of common stock, for the three months ended June 30, 2016. Operating Earnings for the three months ended June 30, 2017 were $44.6 million, or $0.46 per diluted share of common stock, as compared to Operating Earnings of $33.4 million, or $0.49 per diluted share of common stock, for the three months ended June 30, 2016.

For the six months ended June 30, 2017, the Company reported net income available to common stockholders of $64.7 million, or $0.68 per diluted share of common stock, as compared to net income available to common stockholders of $17.3 million, or $0.24 per diluted share of common stock, for the six months ended June 30, 2016. Operating Earnings for the six months ended June 30, 2017 were $83.2 million, or $0.88 per diluted share of common stock, as compared to Operating Earnings of $63.3 million, or $0.93 per diluted share of common stock, for the six months ended June 30, 2016.

Second Quarter 2017 Investment Activity

New Investments – During the second quarter, ARI committed capital to the following commercial real estate debt investments:

•	$74.9 million of first mortgage loans ($74.9 million of which were funded during the quarter); and

•	$33.0 million of subordinate loans ($28.0 million of which were funded during the quarter).

Funding of Previously Closed Loans – During the second quarter, ARI funded approximately $29.4 million for loans closed prior to the quarter.

Loan Repayments – During the second quarter, ARI received approximately $86.3 million from loan repayments.

Quarter End Commercial Real Estate Debt Portfolio Summary

The following table sets forth certain information regarding the Company’s commercial real estate debt portfolio at June 30, 2017 ($ amounts in thousands):

Description	Amortized Cost	Weighted Average Yield(2)	Debt	Cost of Funds	Equity at Cost	Current Weighted Average Underwritten IRR (1)(2)	Fully- Levered Weighted Average Underwritten IRR(1)(2)(3)
First mortgage loans	$2,037,971	7.3%	$1,096,084	3.6%	$941,887	11.3%	14.1%
Subordinate loans	1,240,363	13.5	—	—	1,240,363	13.5	13.5
CMBS(4)	293,312	4.3	244,170	3.3	106,806	4.3	4.3

Total/Weighted
Average	$3,571,646	9.2%	$1,340,254	3.5%	$2,289,056	12.2%	13.3%

Please see chart footnotes at the end of the press release.

Loan-to-Value

At June 30, 2017, the Company’s commercial real estate loan portfolio had a weighted average loan-to-value (“LTV”) of 64%. Within the commercial real estate loan portfolio, the first mortgage loans had a weighted average LTV of 63% and the subordinate loans had a weighted average LTV of 65%.

Book Value

The Company’s book value per share of common stock was $16.16 at June 30, 2017, as compared to book value per share of common stock of $16.05 at March 31, 2017.

Subsequent Events

The following events occurred subsequent to quarter end:

New Investments

Subsequent to the end of the second quarter, ARI committed capital to the following commercial real estate debt investments:

•	$125.0 million and £60.0 million of first mortgage loans, $125.0 million and £32.2 million of which were funded; and

•	$37.5 million subordinate loan, all of which was funded.

Funding of Previously Closed Loans – ARI funded approximately $2.9 million for previously closed loans.

Loan Repayments – ARI received approximately $50.4 million from loan repayments.

Sale of CMBS – ARI received approximately $60 million in proceeds from sales and principal pay downs from two CMBS.

Redemption of Preferred Stock – ARI announced that it will redeem all 3,450,000 issued and outstanding shares of its 8.625% Series A Cumulative Redeemable Perpetual Preferred Stock (the “Series A Preferred Stock”) on August 2, 2017 (the “Redemption Date”). The shares of Series A Preferred Stock will be redeemed at the redemption price of $25.00 per share, plus a dividend in an amount of $0.1079 per share, representing all accumulated and unpaid dividends to, but not including, the Redemption Date. On the Redemption Date, dividends on the Series A Preferred Stock will cease to accrue.

Operating Earnings

Operating Earnings is a non-GAAP financial measure that is defined by the Company as net income available to common stockholders, computed in accordance with GAAP, adjusted for (i) equity-based compensation expense (a portion of which may become cash-based upon final vesting and settlement of awards should the holder elect net share settlement to satisfy income tax withholding); (ii) any unrealized gains or losses or other non-cash items included in net income available to common stockholders; (iii) unrealized income from unconsolidated joint ventures; (iv) foreign currency gains/(losses) other than realized gains/(losses) related to interest income; (v) the non-cash amortization expense related to the reclassification of a portion of the convertible senior notes to stockholders’ equity in accordance with GAAP; and (vi) provision for loan losses and impairments. Operating Earnings may also be adjusted to exclude certain other non-cash items, as determined by ACREFI Management, LLC, the Company’s external manager, and approved by a majority of the Company’s independent directors.

In order to evaluate the effective yield of the portfolio, the Company uses Operating Earnings to reflect the net investment income of the Company’s portfolio as adjusted to include the net interest expense related to the Company’s derivative instruments. Operating Earnings allows the Company to isolate the net interest expense associated with the Company’s swaps in order to monitor and project the Company’s full cost of borrowings. The Company also believes that investors use Operating Earnings or a comparable supplemental performance measure to evaluate and compare the performance of the Company and its peers and, as such, the Company believes that the disclosure of Operating Earnings is useful to its investors.

A significant limitation associated with Operating Earnings as a measure of the Company’s financial performance over any period is that it excludes net realized and unrealized gains (losses) from investments. In addition, the Company’s presentation of Operating Earnings may not be comparable to similarly-titled measures of other companies, who may use different calculations. As a result, Operating Earnings should not be considered as a substitute for the Company’s GAAP net income as a measure of its financial performance or any measure of its liquidity under GAAP.

Beginning with the quarter ended September 30, 2016, the Company slightly modified its definition of Operating Earnings to include realized gains/(losses) on currency swaps related to interest income on investments denominated in a currency other than U.S. dollars. The Company believes that including the effects of realized gains/(losses) on currency swaps related to interest income more accurately reflects the Company’s investment income for a particular period and will allow investors to more easily compare its operating results over various periods. The effects of such unrealized gains/(losses) in prior periods were not material to the Company’s financial results. The Company intends to apply this modified definition for Operating Earnings for all future periods.

Reconciliation of Operating Earnings to Net Income Available to Common Stockholders

The table below reconciles Operating Earnings and Operating Earnings per share of common stock with net income available to common stockholders and net income available to common stockholders per share of common stock for the three and six months ended June 30, 2017 and June 30, 2016:

($ amounts in thousands, except per share data)

	Three Months Ended June 30, 2017	Earnings Per Share (Diluted)	Three Months Ended June 30, 2016	Earnings Per Share (Diluted)
Operating Earnings:
Net income available to common stockholders	$26,925	$0.28	$4,478	$0.06
Adjustments:
Equity-based compensation expense	3,461	0.04	1,938	0.03
Unrealized loss on securities	4,510	0.05	11,728	0.17
Provision for loan losses and impairments	5,000	0.05	15,000	0.22
Unrealized (gain)/loss on derivative instruments	7,389	0.08	(13,313)	(0.19)
Foreign currency(gain)/ loss, net	(6,958)	(0.08)	13,082	0.19
Amortization of convertible senior notes related to equity reclassification	618	0.01	582	0.01
(Income)/loss from unconsolidated joint venture	3,305	0.03	(59)	—
Realized gain from unconsolidated joint venture	346	—	—	—

Total adjustments:	17,671	0.18	28,958	0.43

Operating Earnings	$44,596	0.46	$33,435	$0.49

Basic weighted average shares of common stock outstanding:	95,428,134		67,402,311
Diluted weighted average shares of common stock outstanding:	96,796,289		68,374,557

	Six Months Ended June 30, 2017	Earnings Per Share (Diluted)	Six Months Ended June 30, 2016	Earnings Per Share (Diluted)
Operating Earnings:
Net income available to common stockholders	$64,739	$0.68	$17,281	$0.24
Adjustments:
Equity-based compensation expense	7,252	0.08	3,606	0.06
Unrealized loss on securities	1,658	0.02	26,802	0.39
Provision for loan losses and impairments	5,000	0.05	15,000	0.22
Unrealized (gain)/loss on derivative instruments	10,434	0.12	(18,015)	(0.26)
Foreign currency (gain)/loss, net	(10,284)	(0.11)	17,557	0.26
Amortization of convertible senior notes related to equity reclassification	1,226	0.01	1,154	0.02
(Income)/loss from unconsolidated joint venture	2,847	0.03	(127)	—
Realized gain from unconsolidated joint venture	346	—	—	—

Total adjustments:	18,479	0.20	45,977	0.69

Operating Earnings	$83,218	$0.88	$63,258	$0.93

Basic weighted average shares of common stock outstanding:	93,530,831		67,393,751
Diluted weighted average shares of common stock outstanding:	94,907,762		68,351,137

Teleconference Details:

The Company will host a conference call to discuss its financial results on Wednesday, August 2, 2017 at 9:00 a.m. Eastern Time. Members of the public who are interested in participating in the Company’s second quarter 2017 earnings teleconference call should dial from the U.S., (877) 331-6553, or from outside the U.S., (760) 666-3769, shortly before 9:00 a.m. and reference the Apollo Commercial Real Estate Finance, Inc. Teleconference Call (number 46710831). Please note the teleconference call will be available for replay beginning at 1:00 p.m. on Wednesday, August 2, 2017 and ending at midnight on Wednesday, August 9, 2017. To access the replay, callers from the U.S. should dial (855) 859-2056 and callers from outside the U.S. should dial (404) 537-3406, and enter conference identification number 46710831.

Webcast:

The conference call will also be available on the Company’s website at www.apolloreit.com. To listen to a live broadcast, please go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay of the call will also be available for 30 days on the Company’s website.

Supplemental Information

The Company provides supplemental financial information to offer more transparency into its results and make its reporting more informative and easier to follow. The supplemental financial information is available in the investor relations section of the Company’s website at www.apolloreit.com.

About Apollo Commercial Real Estate Finance, Inc.

Apollo Commercial Real Estate Finance, Inc. (NYSE: ARI) is a real estate investment trust that primarily originates, acquires, invests in and manages performing commercial real estate mortgage loans, subordinate financings, CMBS and other commercial real estate-related debt investments. The Company is externally managed and advised by ACREFI Management, LLC, a Delaware limited liability company and an indirect subsidiary of Apollo Global Management, LLC, a leading global alternative investment manager with approximately $197.5 billion of assets under management as of March 31, 2017.

Additional information can be found on the Company’s website at www.apolloreit.com.

Dividend Reinvestment Plan

The Company adopted a Direct Stock Purchase and Dividend Reinvestment Plan (the “Plan”). The Plan provides new investors and existing holders of the Company’s common stock with a convenient and economical method to purchase shares of its common stock. By participating in the Plan, participants may purchase additional shares of the Company’s common stock by reinvesting some or all of the cash dividends received on their shares of the Company’s common stock. In addition, the Plan permits participants to make optional cash investments of up to $10,000 per month, and, with the Company’s prior approval, optional cash investments in excess of $10,000 per month, for the purchase of additional shares of the Company’s common stock.

The Plan is administered by a division of Wells Fargo Bank, N.A. (“Wells”). Stockholders and other persons may obtain a copy of the Plan prospectus and an enrollment form by contacting Wells at (800) 468-9716 or (651) 450-4064, if outside the United States, or visiting Wells’ website at www.shareowneronline.com.

This communication does not constitute an offer to sell or the solicitation of an offer to buy securities.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control. These forward-looking statements include information about possible or assumed future results of the Company’s business, financial condition, liquidity, results of operations, plans and objectives. When used in this release, the words believe, expect, anticipate, estimate, plan, continue, intend, should, may or similar expressions, are intended to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: the return on equity; the yield on investments; the ability to borrow to finance assets; the Company’s ability to deploy the proceeds of its capital raises or acquire its target assets; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. For a further list and description of such risks and uncertainties, see the reports filed by the Company with the Securities and Exchange Commission. The forward-looking statements, and other risks, uncertainties and factors are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Footnotes ($ in thousands):

(1) IRR is the annualized effective compounded return rate that accounts for the time-value of money and represents the rate of return on an investment over a holding period expressed as a percentage of the investment. It is the discount rate that makes the net present value of all cash outflows (the costs of investment) equal to the net present value of cash inflows (returns on investment). It is derived from the negative and positive cash flows resulting from or produced by each transaction (or for a transaction involving more than one investment, cash flows resulting from or produced by each of the investments), whether positive, such as investment returns, or negative, such as transaction expenses or other costs of investment, taking into account the dates on which such cash flows occurred or are expected to occur, and compounding interest accordingly. The underwritten IRR for the investments shown in this press release reflect the returns underwritten by ACREFI Management, LLC, the Company’s external manager, taking into account leverage and calculated on a weighted average basis assuming no dispositions, early prepayments or defaults but assuming that extension options are exercised and that the cost of borrowings remains constant over the remaining term. With respect to certain loans, the underwritten IRR calculation assumes certain estimates with respect to the timing and magnitude of future fundings for the remaining commitments and associated loan repayments, and assumes no defaults. There can be no assurance that the actual IRRs will equal the underwritten IRRs shown in the table. See “Item 1A – Risk Factors — The Company may not achieve its underwritten internal rate of return on its investments which may lead to future returns that may be significantly lower than anticipated.” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 for a discussion of some of the factors that could adversely impact the returns received by the Company from the investments shown in the table or elsewhere in the Company’s Annual Report over time.

(2) Beginning this quarter, and going forward, both the weighted average yields and the weighted average IRRs in the chart above reflect LIBOR at quarter end. Historically, ARI reported weighted average yields and weighted average underwritten IRRs reflecting the forward LIBOR curve.

(3) The Company’s ability to achieve the underwritten levered weighted average IRR depends upon the availability of the JPMorgan Facility or any replacement facility with similar terms with regard to its portfolio of first mortgage loans. Without such availability, the levered weighted average underwritten IRR will be lower than the amount shown above.

(4) CMBS’ Equity at Cost includes $57.7 million of restricted cash related to the Company’s repurchase facilities with UBS AG and Deutsche Bank, AG.

Apollo Commercial Real Estate Finance, Inc. and Consolidated Subsidiaries

Condensed Consolidated Balance Sheets (in thousands—except share and per share data)

	June 30, 2017	December 31, 2016
	(unaudited)
Assets:
Cash and cash equivalents	$214,016	$200,996
Restricted cash	57,665	62,457
Securities, at estimated fair value	254,484	331,076
Securities, held-to-maturity	—	146,352
Commercial mortgage loans, held for investment, net	2,037,971	1,641,856
Subordinate loans, held for investment, net	1,240,363	1,051,236
Investment in unconsolidated joint venture	—	22,103
Derivative assets, net	—	5,906
Interest receivable	21,998	19,281
Other assets, net	40	1,714

Total Assets	$3,826,537	$3,482,977

Liabilities and Stockholders’ Equity
Liabilities:
Borrowings under repurchase agreements (net of deferred financing costs of $9,345 and $6,763 in 2017 and 2016, respectively)	$1,330,909	$1,139,803
Convertible senior notes, net	250,949	249,994
Participations sold	—	84,979
Derivative liabilities, net	4,435	—
Accounts payable, accrued expenses and other liabilities	12,346	17,681
Payable to related party	7,742	7,015
Dividends payable	57,464	51,278

Total Liabilities	$1,663,845	1,550,750
Commitments and Contingencies (See Note 14)
Stockholders’ Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized:
Series A Preferred stock, 3,450,000 shares issued and outstanding ($86,250 aggregate liquidation preference) in 2017 and 2016	35	35
Series B Preferred stock, 8,000,000 shares issued and outstanding ($200,000 aggregate liquidation preference) in 2017 and 2016	80	80
Series C Preferred stock, 6,900,000 shares issued and outstanding ($172,500 aggregate liquidation preference) in 2017 and 2016	69	69
Common stock, $0.01 par value, 450,000,000 shares authorized, 105,437,919 and 91,422,676 shares issued and outstanding in 2017 and 2016, respectively	1,054	914
Additional paid-in-capital	2,236,694	1,983,010
Retained earnings (accumulated deficit)	(75,240)	(48,070)
Accumulated other comprehensive loss	—	(3,811)

Total Stockholders’ Equity	2,162,692	1,932,227

Total Liabilities and Stockholders’ Equity	$3,826,537	$3,482,977

Apollo Commercial Real Estate Finance, Inc. and Consolidated Subsidiaries

Condensed Consolidated Statement of Operations

(in thousands—except share and per share data)

	Three months ended		Six months ended
	June 30,		June 30,
	2017	2016	2017	2016
Net interest income:
Interest income from securities	$3,366	$7,607	$6,622	$15,656
Interest income from securities, held to maturity	1,334	2,826	4,132	5,722
Interest income from commercial mortgage loans	37,089	24,140	71,487	45,267
Interest income from subordinate loans	39,640	28,067	74,030	57,442
Interest expense	(19,205)	(15,722)	(36,235)	(30,364)

Net interest income	62,224	46,918	120,036	93,723
Operating expenses:
General and administrative expenses (includes $3,461 and $7,252 of equity-based compensation in 2017 and $1,938 and $3,606 in 2016, respectively)	(5,200)	(4,922)	(10,958)	(13,104)
Management fees to related party	(7,742)	(5,242)	(15,175)	(10,471)

Total operating expenses	(12,942)	(10,164)	(26,133)	(23,575)
Income/(loss) from unconsolidated joint venture	(3,305)	59	(2,847)	127
Other income	244	22	352	25
Provision for loan losses and impairments	(5,000)	(15,000)	(5,000)	(15,000)
Realized loss on sale of assets	—	—	(1,042)	—
Unrealized loss on securities	(4,510)	(11,728)	(1,658)	(26,802)
Foreign currency gain/(loss)	6,913	(13,082)	10,085	(17,557)
Gain/(loss) on derivative instruments (includes unrealized gains/(losses) of $(7,435) and $(10,324) in 2017 and $13,408 and $12,026 in 2016, respectively)	(7,389)	13,313	(10,434)	18,015

Net income	36,235	10,338	83,359	28,956

Preferred dividend	(9,310)	(5,860)	(18,620)	(11,675)

Net income available to common stockholders	$26,925	$4,478	$64,739	$17,281

Basic and diluted net income per share of common stock	$0.28	$0.06	$0.68	$0.24

Basic weighted average shares of common stock outstanding	95,428,134	67,402,311	93,530,831	67,393,751

Diluted weighted average shares of common stock outstanding	96,796,289	68,374,557	94,907,762	68,351,137

Dividend declared per share of common stock	$0.46	$0.46	$0.92	$0.92